Exhibit 99.1

Satellogic Reports First Quarter 2026 Financial Results

Q1 2026 Revenue Increased 80% Year-over-Year to $6.1 Million

Operating Loss Improved 33% Year-over-Year; Adjusted EBITDA Loss Improved 32%

Signed $12 Million Agreement to Deliver In-Orbit NewSat Satellite to Sovereign Defense Customer

Introduced Merlin AI-First Defense Constellation and Launched Aleph Observer; Expanded U.S. Defense and Intelligence Partnerships

Ended Q1 with $121.9 Million in Cash and Cash Equivalents

Management to Host Webcast and Conference Call May 12, 2026 at 8:00 a.m. ET

NEW YORK – May 11, 2026 – Satellogic Inc. (NASDAQ: SATL), a vertically integrated geospatial intelligence platform delivering high-resolution Earth Observation (EO) at unprecedented scale and economics, today reported its financial results for the first quarter ended March 31, 2026.

"Q1 2026 marked a clear operational inflection point for Satellogic," said CEO Emiliano Kargieman. "Commercially, we continued to build momentum across our sovereign defense and intelligence customer base with revenue growing at 80% year-over-year. We also signed a $12 million agreement to deliver a fully commissioned, in-orbit NewSat satellite from our operational Aleph-1 constellation to a sovereign defense customer. This is the second sovereign in-orbit contract we have closed in the past two quarters and we believe this model is uniquely matched to the speed, capability, and unit-economics demands of modern sovereign defense procurement. With one of the largest high resolution constellations in the world, we have the ability to do this without impacting our ability to meet existing demand and expected future growth in our Data & Analytics business.

“We further deepened our engagement with the U.S. defense and intelligence community through the expansion of Phases II and III of the Slingshot Program with the U.S. Office of Naval Research and IDT, and the appointment of Vice Admiral Frank D. Whitworth III, U.S. Navy (Ret.), the eighth Director of the National Geospatial-Intelligence Agency, as a Strategic Advisor to the Company. Meanwhile, Asia and Asia Pacific revenue grew more than 700% year-over-year to $3.0 million.

"Operationally, we introduced our Merlin constellation, a fully funded, AI-first, defense-oriented satellite system designed to remap the entire planet daily at 1-meter resolution, with a first launch on track for the fourth quarter of 2026 and initial constellation deployment expected to be completed in the first half of 2027. This new constellation is fully funded by customer contracts and does not require incremental capital to reach those milestones. As a result, we believe the launch of Merlin will allow customers to no longer have to choose between global coverage and high-resolution; they will be able to get both.

"We also launched Aleph Observer, a new product that allows customers to subscribe to persistent monitoring of portfolios of strategic sites, with reliable revisit cadence, image delivery within hours, and analytics layered on top , enabling us to convert one-time imagery purchases into multi-year subscription engagements. As the quarter drew to a close, we successfully launched NewSat 53 and NewSat 54 on a SpaceX mission from Vandenberg Space Force Base, further expanding our in-orbit capacity and flight heritage.

"Q1 marked an important moment in Satellogic’s evolution in which the Company transitioned from a business defined by future potential to one capable of scaling its vertically integrated, high-margin platform. With expanding margins, a differentiated, protected technology base, a repeatable commercial engine, and a clear, fully funded path to sustained profitability and free cash flow generation, we believe Satellogic is increasingly positioned to capture the demand we see across government and commercial markets," concluded Kargieman.

Rick Dunn, Satellogic CFO, added, "Our first quarter financial results reflect the commercial momentum and financial discipline we built exiting 2025, and they mark several important inflection points in our business. Revenue grew 80% year-over-year to $6.1 million on increased imagery demand from new and existing Data & Analytics customers; Operating loss improved 33%, from $9.5 million to $6.4 million, Adjusted EBITDA loss improved 32%, from $6.2 million to $4.2 million; and — most significantly — we generated $0.2 million of net cash from operating activities, the first quarter of positive operating cash flow in our history and a $4.9 million swing from the $4.7 million used in the prior-year period. This is meaningful validation that the operating leverage of our vertically integrated model is now visible in the financials. Net loss for the quarter was $118.3 million and included a $113.0 million non-cash expense relating to the change in fair value of financial instruments driven by our increasing stock price during the quarter and the corresponding remeasurement of our Secured Convertible Notes, warrants and earnout liabilities. Cash on hand is $121.9 million and provides us with the capital required for operational execution of our strategy.

"As of March 31, 2026, our remaining performance obligations totaled $64.8 million, with $29.2 million expected to be recognized within one year. Combined with our $12 million contract announced on April 30, 2026 — we are off to a strong start to 2026.

"We ended the quarter with $121.9 million in cash and cash equivalents, bolstered by the $35 million registered direct offering we completed in January 2026. Combined with the operational inflections we delivered in the quarter, this is the strongest balance sheet in our history and supports both our Merlin development timeline and the growth investments we expect to drive the business in 2026 and beyond," concluded Dunn.

First Quarter 2026 and Subsequent Operational Highlights

●

In April, we signed a $12 million agreement with a sovereign defense customer for the full transfer of ownership of a commissioned, in-orbit NewSat satellite from the Company's operational Aleph-1 constellation. Satellogic will provide comprehensive support to help the customer develop independent command, processing and data utilization capabilities. The transfer process is expected to be completed in early 2027, subject to contractual and regulatory milestones, representing the second sovereign in-orbit transaction the Company has closed in two quarters.

●

Signed an $18 million agreement with CEiiA, the Centre of Engineering and Product Development in Portugal, for the supply and in-orbit delivery of two NewSat Mark V 50cm-class satellites, with ownership and operational control expected to transfer to CEiiA in the second and third quarters of 2026.

●	Extended existing agreement with the Government of Albania to continue country-wide, high-frequency satellite monitoring using the Company's NewSat constellation.

●	Secured a seven-figure monitoring agreement with a strategic customer, providing daily revisit and high-resolution coverage over a large portfolio of priority sites.

●

Expanded partnership with IDT Corporation and the U.S. Office of Naval Research for Phases II and III of the Slingshot Program, advancing on-orbit demonstration of Satellogic's rapid tasking and high-resolution capabilities in support of U.S. Navy mission requirements.

●

Appointed Vice Admiral Frank D. Whitworth III, U.S. Navy (Ret.), the eighth Director of the National Geospatial-Intelligence Agency (NGA), as Strategic Advisor to the Company, further strengthening Satellogic's engagement with the U.S. defense and intelligence community.

●

Introduced the Merlin constellation, the Company's AI-first satellite system designed to remap the entire planet daily at 1-meter resolution. Merlin combines 10 spectral bands aligned with Sentinel-2, AI-first onboard processing, and inter-satellite links to enable real-time alerting. The first Merlin satellite is targeted to launch in October 2026, with full operational capability expected in the first half of 2027. Merlin is fully funded by customer contracts and does not require incremental capital to reach those milestones.

●

Launched Aleph Observer, a persistent geospatial intelligence platform designed for sustained awareness at scale, enabling continuous monitoring of hundreds of sites daily with predictable delivery over time and supporting the conversion of one-time imagery purchases into multi-year subscription engagements.

●

Successfully launched NewSat 53 and NewSat 54 on March 30, 2026, with SpaceX from Space Launch Complex 4E at Vandenberg Space Force Base in California, expanding the operational constellation and our in-orbit flight heritage.

●	Closed a $35 million registered direct offering, at an offering price of $4.73 per share, strengthening the balance sheet and extending operating runway.

Financial Results for the Three Months Ended March 31, 2026

●

Revenue for the three months ended March 31, 2026, increased by $2.7 million, or 80%, to $6.1 million, compared to $3.4 million in the prior-year period. Growth was driven primarily by a $1.6 million increase in imagery ordered by new and existing Data & Analytics customers and a $1.1 million increase in Space Systems revenue. The Data & Analytics line of business, including Constellation-as-a-Service (CaaS), generated $4.6 million of revenue versus $3.0 million in the prior-year period, while the Space Systems line of business generated $1.5 million of revenue versus $0.4 million in the prior-year period.

●

Cost of Revenue, exclusive of depreciation, increased $0.2 million, or 17%, to $1.4 million for the three months ended March 31, 2026, compared to $1.2 million in the prior-year period. The increase was driven primarily by higher ground station costs.

●

Engineering expenses increased $0.6 million, or 24%, to $3.1 million for the three months ended March 31, 2026, compared to $2.5 million in the prior-year period. The increase was driven primarily by higher software expenses, professional fees, and employee compensation, including stock-based compensation.

●	Selling, General and Administrative expenses were flat at $6.5 million for the three months ended March 31, 2026, compared to $6.5 million in the prior-year period.

●

Operating loss for the three months ended March 31, 2026 was $6.4 million, an improvement of $3.2 million, or 33%, compared to an operating loss of $9.5 million in the prior-year period, reflecting the operating leverage of the Company's vertically integrated model.

●

Net loss for the three months ended March 31, 2026 was $118.3 million, compared to a net loss of $32.6 million in the prior-year period. The increase in net loss was primarily driven by a $113.0 million non-cash charge in the change in fair value of financial instruments, reflecting the remeasurement of the Company's Secured Convertible Notes, warrants, and earnout liabilities. The remeasurement was principally a function of the increase in the Company's Class A common stock trading price during the quarter and is not indicative of underlying operating performance.

●

Non-GAAP Adjusted EBITDA loss improved by $2.0 million, or 32%, to $4.2 million for the three months ended March 31, 2026, compared to a Non-GAAP Adjusted EBITDA loss of $6.2 million in the prior-year period, reflecting increased revenue and continued operating discipline.

●	Cash and cash equivalents totaled $121.9 million as of March 31, 2026, compared to $94.4 million as of December 31, 2025.

●

Net cash provided by operating activities was $0.2 million for the three months ended March 31, 2026, compared to net cash used in operating activities of $4.7 million in the prior-year period, an improvement of $4.9 million and the first quarter of positive operating cash flow in the Company's history.

●

Remaining performance obligations as of March 31, 2026, totaled $64.8 million, with $29.2 million expected to be recognized as revenue within one year, $7.9 million in years one to two, $7.5 million in years two to three, and $20.2 million thereafter.

First Quarter Fiscal Year 2026 Financial Results Conference Call

Satellogic's Chief Executive Officer Emiliano Kargieman and Chief Financial Officer Rick Dunn will host the conference call, followed by a question-and-answer period. The conference call will be accompanied by a presentation, which can be viewed during the webcast or accessed following the call via the investor relations section of the Company's website.

To access the call, please use the following information:

Date: Tuesday, May 12, 2026

Time: 8:00 a.m. Eastern time (5:00 a.m. Pacific time)

Dial-in: 1-877-407-0752

International Dial-in: 1-201-389-0912

Conference Code: 13760023

Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1759619&tp_key=6724d97a5e

A telephone replay will be available approximately three hours after the call and will run through May 26, 2026, by dialing 1-844-512-2921 from the U.S., or 1-412-317-6671 from international locations, and entering replay pin number: 13760023. The replay can also be viewed through the webcast link above and the presentation utilized during the call will be available in the Company's investor relations section here.

Use of Non-GAAP Financial Measures

To supplement our Consolidated Financial Statements, which are prepared and presented in accordance with U.S. GAAP, we use the following non-GAAP measures: EBITDA and Adjusted EBITDA. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.

We define Non-GAAP EBITDA as net loss excluding interest income, net, income taxes, depreciation and amortization. Interest income, net is interest income less interest expense. We did not incur amortization expense during the three months ended March 31, 2026 and 2025.

We define Non-GAAP Adjusted EBITDA as Non-GAAP EBITDA further adjusted for other (expense) income, net, changes in the fair value of financial instruments, and stock-based compensation. Other income, net consists primarily of foreign currency gains and losses.

As of January 1, 2026, we updated our methodology to exclude interest income from EBITDA and Adjusted EBITDA. This change aligns our reporting with industry peers and better serves our goal of providing useful information regarding our operating performance by ensuring that non-operating income and losses are excluded from our Non-GAAP profitability measures. The prior period has been recast using the updated methodology.

Non-GAAP Financial Measure Reconciliations

The following table presents a reconciliation of Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA to our net loss for the periods indicated.

	Three Months Ended March 31,
(in thousands of U.S. dollars)	2026	2025
Net income (loss) available to stockholders	$(118,302)	$(32,581)
Interest income, net	(957)	(177)
Income tax expense	40	715
Depreciation	1,392	2,687
Non-GAAP EBITDA	$(117,827)	$(29,356)
Change in fair value of financial instruments	113,011	22,361
Other expense (income), net (1)	(153)	167
Stock-based compensation	735	595
Non-GAAP Adjusted EBITDA	$(4,234)	$(6,233)

(1) Other expense (income), net includes foreign exchange gain or loss and other non-operating income and expenses not considered indicative of our ongoing operational performance.

About Satellogic

Founded in 2010 by Emiliano Kargieman and Gerardo Richarte, Satellogic (NASDAQ: SATL) is a vertically integrated Earth observation company that designs, manufactures, and operates satellite systems, delivering decision-grade insights at scale to government and commercial customers. Through an end-to-end production and operations model, Satellogic provides governments with flexible options across their journey toward sovereign Earth observation — from access to high-frequency imagery and managed space systems to full satellite ownership, to supporting autonomous data availability and long-term technological independence.

This integrated approach enables Satellogic to deploy satellites on predictable timelines and operate with capacity to support persistent coverage across large portfolios of sites. Satellogic enables continuous monitoring and alert-driven workflows that help defense and intelligence agencies, civil governments, and commercial operators move from reactive tasking to proactive decision-making, providing mission-critical data when it is needed.

To learn more, please visit: https://www.satellogic.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. federal securities laws. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intends”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on Satellogic’s current expectations and beliefs concerning future developments and their potential effects on Satellogic. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. These statements are based on various assumptions, whether or not identified in this press release. These forward-looking statements are provided for illustrative purposes only and are not intended to serve, and must not be relied on by an investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Satellogic. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) our ability to generate revenue as expected, including due to challenges created by macroeconomic concerns, geopolitical uncertainty (e.g., trade relationships), financial market fluctuations and related factors, (ii) our ability to effectively market and sell our EO services and to convert our pipeline of potential contracts into actual revenues, (iii) market acceptance of our EO services and our dependence upon our ability to keep pace with the latest technological advances, including those related to artificial intelligence and machine learning, (iv) risks related to the secured convertible notes, (v) the potential loss of one or more of our largest customers, (vi) the considerable time and expense related to our sales efforts and the length and unpredictability of our sales cycle, (vii) risks and uncertainties associated with defense-related contracts, (viii) risks related to our pricing structure, (ix) our ability to scale production of our satellites as planned, (x) unforeseen risks, challenges and uncertainties related to our expansion into new business lines, (xi) our dependence on third parties, including SpaceX, to transport and launch our satellites into space, (xii) our reliance on third-party vendors and manufacturers to build and provide certain satellite components, products, or services and the inability of these vendors and manufacturers to meet our needs, (xiii) our dependence on ground station and cloud-based computing infrastructure operated by third parties for value-added services, and any errors, disruption, performance problems, or failure in their or our operational infrastructure, (xiv) risks related to certain minimum service requirements in our customer contracts, (xv) our ability to identify suitable acquisition candidates or consummate acquisitions on acceptable terms, or our ability to successfully integrate acquisitions, (xvi) competition for EO services, (xvii) risks related to changes in tax laws and regulations, including the “One Big Beautiful Bill Act,” (xviii) risks related to changes in trade policy and the related impact on macroeconomic conditions, including further expansions of U.S. export controls and tariffs, as well as related retaliatory actions, (xix) challenges with international operations or unexpected changes to the regulatory environment in certain markets, (xx) unknown defects or errors in our products, (xxi) risks related to the capital-intensive nature of our business and our ability to raise adequate capital to finance our business strategies, (xxii) uncertainties beyond our control related to the production, launch, commissioning, and/or operation of our satellites and related ground systems, software and analytic technologies, (xxiii) the failure of the market for EO services to achieve the growth potential we expect, (xxiv) risks related to our satellites and related equipment becoming impaired, (xxv) risks related to the failure of our satellites to operate as intended, (xxvi) production and launch delays, launch failures, and damage or destruction to our satellites during launch, (xxvii) significant risks and uncertainties related to our insurance that may not be covered by insurance, (xxviii) the impact of geopolitical disruptions (including the ongoing conflict in the Middle East), natural disasters, unusual or prolonged unfavorable weather conditions, public health emergencies or other developments outside of our control on our business and satellite launch schedules, (xxix) risks related to our ability to protect our intellectual property critical to the design and function of our satellites and our EO services, and (xxx) the anticipated benefits of our domestication may not materialize. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Satellogic’s Annual Report on Form 10-K and other documents filed or to be filed by Satellogic from time to time with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Satellogic assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Satellogic can give no assurance that it will achieve its expectations.

Contacts

Investor Relations:
ir@satellogic.com

Media Relations:
pr@satellogic.com

SATELLOGIC INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	Three Months Ended March 31,
(in thousands of U.S. dollars, except share and per share amounts)	2026	2025
Revenue
Service revenue	$5,371	$3,387
Product revenue	736	—
Total revenue	6,107	3,387

Costs and expenses, exclusive of depreciation shown separately below
Cost of service revenues	1,400	1,237
Cost of product revenues	51	—
Cost of revenues	1,451	1,237
Engineering	3,080	2,493
Selling, general and administrative	6,545	6,485
Depreciation	1,392	2,687
Total costs and expenses	12,468	12,902
Operating loss	(6,361)	(9,515)
Other income (expense), net
Interest income, net	957	177
Change in fair value of financial instruments	(113,011)	(22,361)
Other income (expense), net	153	(167)
Total other income (expense), net	(111,901)	(22,351)
Income (loss) before income tax	(118,262)	(31,866)
Income tax expense	(40)	(715)
Net income (loss) available to stockholders	$(118,302)	$(32,581)
Other comprehensive (loss) gain
Foreign currency translation (loss) gain, net of tax	(533)	257
Comprehensive income (loss)	$(118,835)	$(32,324)

Basic net income (loss) per share for the period attributable to holders of Common Stock	$(0.84)	$(0.34)
Diluted net income (loss) per share for the period attributable to holders of Common Stock	$(0.84)	$(0.34)
Basic and Diluted weighted-average Common Stock outstanding	140,942,287	96,655,349

SATELLOGIC INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31,	December 31,
(in thousands of U.S. dollars, except share and par value amounts)	2026	2025
ASSETS
Current assets
Cash and cash equivalents	$121,885	$94,430
Restricted cash	7,061	7,407
Accounts receivable, net of allowance of $20 and $52, respectively	9,964	8,548
Inventories	2,359	2,090
Prepaid expenses and other current assets	3,257	2,699
Total current assets	144,526	115,174
Property and equipment, net	28,971	24,650
Operating lease right-of-use assets	6,762	7,048
Other non-current assets	7,804	4,431
Total assets	$188,063	$151,303
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities
Accounts payable	$3,749	$2,432
Warrant liabilities	31,640	5,818
Earnout liabilities	3,574	554
Operating lease liabilities	1,337	1,174
Contract liabilities	16,981	10,609
Accrued expenses and other liabilities	1,831	1,918
Total current liabilities	59,112	22,505
Secured Convertible Notes at fair value	142,570	56,110
Operating lease liabilities	5,802	6,099
Contract liabilities	4,000	4,000
Other non-current liabilities	2,108	2,063
Total liabilities	213,592	90,777
Commitments and contingencies (Note 16)
Stockholders' (deficit) equity
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, 0 shares issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Class A Common Stock, $0.0001 par value, 385,000,000 shares authorized, 133,226,678 shares issued and 132,658,855 shares outstanding as of March 31, 2026 and 125,639,916 shares issued and 125,072,093 shares outstanding as of December 31, 2025	—	—
Class B Common Stock, $0.0001 par value, 15,000,000 shares authorized, 10,582,641 shares issued and outstanding as of March 31, 2026 and 10,582,641 issued and outstanding as of December 31, 2025	—	—
Treasury stock, at cost, 567,823 shares as of March 31, 2026 and December 31, 2025	(8,603)	(8,603)
Additional paid-in capital	506,266	473,486
Accumulated other comprehensive income	(2)	531
Accumulated deficit	(523,190)	(404,888)
Total stockholders’ (deficit) equity	(25,529)	60,526
Total liabilities and stockholders' (deficit) equity	$188,063	$151,303

SATELLOGIC INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended March 31,
(in thousands of U.S. dollars)	2026	2025
Cash flows from operating activities:
Net loss	$(118,302)	$(32,581)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation expense	1,392	2,687
Operating lease expense	511	421
Stock-based compensation	735	595
Change in fair value of financial instruments, net of interest paid on Secured Convertible Notes	111,521	20,691
Foreign exchange differences	(43)	(188)
Loss on disposal of property and equipment	182	28
Release of estimated credit losses on accounts receivable	(32)	—
Non-cash change in contract liabilities	14	(46)
Changes in operating assets and liabilities:
Accounts receivable	5,716	(21)
Inventories	(270)	—
Prepaid expenses and other current assets	(976)	830
Accounts payable	907	569
Contract liabilities	(872)	438
Accrued expenses and other liabilities	36	2,024
Operating lease liabilities	(361)	(169)
Net cash provided by (used in) operating activities	158	(4,722)
Cash flows from investing activities:
Purchases of property and equipment	(5,550)	(1,913)
Net cash used in investing activities	(5,550)	(1,913)
Cash flows from financing activities:
Payments for withholding taxes related to the net share settlement of equity awards	(303)	(375)
Proceeds from issuance of Common Stock under ATM Program, net of transaction costs	—	1,143
Proceeds from Registered Direct Offering, net of transaction costs	32,801	—
Proceeds from exercise of stock options	5	916
Net cash provided by financing activities	32,503	1,684
Net increase (decrease) in cash, cash equivalents and restricted cash	27,111	(4,951)
Effect of foreign exchange rate changes on cash and cash equivalents	(2)	177
Cash, cash equivalents and restricted cash - beginning of period	102,092	23,682
Cash, cash equivalents and restricted cash - end of period	$129,201	$18,908